Exhibit 3.2

AMENDMENT NUMBER ONE TO THE

BYLAWS OF

MAGNOLIA BANCORP, INC.

BY THIS AMENDMENT NUMBER ONE, Section 2.9 of the Bylaws of Magnolia Bancorp, Inc. (the “Company”) is hereby amended effective as of July 24, 2025.

WHEREAS, prior to adoption of this amendment, Section 2.9 of the Company’s Bylaws provided that a shareholder may vote either in person or by proxy executed in writing;

WHEREAS, the Louisiana Business Corporation Law also permits shareholders to vote by electronic transmission, which is defined to include any form or process of communication, not directly involving the physical transfer of paper or another tangible medium, that is both of the following: (a) suitable for the retention, retrieval and reproduction of information by the recipient, and (b) retrievable in paper form by the recipient through an automated process used in conventional commercial practice;

WHEREAS, the Board of Directors of the Company desires to amend Section 2.9 of the Bylaws to conform with current LA Rev Stat §12:1-722;

WHEREAS, Article XII of the Company’s Bylaws and Article 12.B of the Company’s Articles of Incorporation provide that the Board of Directors has the right at any time to amend the Bylaws; and

WHEREAS, the Board of Directors of the Company has approved this Amendment Number One.

NOW, THEREFORE, in consideration of the foregoing premises, the Company hereby amends the Bylaws as follows:

1.         Section 2.9 of the Bylaws is hereby amended and restated to read in its entirety as follows:

“2.9         Proxies. A shareholder, or the shareholder's agent or attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, or by an electronic transmission. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder's agent or the shareholder's attorney-in-fact authorized the transmission. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.”

2.         All other provisions of the Bylaws shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment Number One has been executed as of this 24th day of July 2025.

WITNESSETH:	MAGNOLIA BANCORP, INC.

/s/ Anita C. Cambre	By:	/s/ Michael L. Hurley
Anita C. Cambre		Michael L. Hurley
Corporate Secretary		Chairman of the Board, President and Chief Executive Officer

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